Marathon Petroleum Corp. reports first-quarter 2018 results
The previously scheduled conference call and webcast have been cancelled; MPC will hold a conference call and webcast at 8:30 a.m. today. See details below.

•	Reported first-quarter earnings of $37 million, or $0.08 per diluted share, and income from operations of $440 million

•	Reported record Midstream segment income from operations of $567 million, largely driven by MPLX

•	Completed significant Galveston Bay refinery turnaround activity ahead of schedule and under budget

•	Returned $1.55 billion of capital to shareholders, including $1.33 billion of share repurchases

FINDLAY, Ohio, April 30, 2018 – Marathon Petroleum Corp. (NYSE: MPC) today reported 2018 first-quarter earnings of $37 million, or $0.08 per diluted share. This compares with $30 million, or $0.06 per diluted share, in the first quarter of 2017.

“So far in 2018, we have accomplished many significant milestones,” said Gary R. Heminger, chairman and chief executive officer. "We successfully completed a major turnaround at our Galveston Bay refinery, organically grew our midstream footprint in the Northeast and Permian, announced a definitive agreement to acquire store locations that will expand Speedway into key growth markets, and returned over $1.5 billion of capital to our shareholders.

“As we continue to focus on operational excellence and maximizing our shareholders’ long-term returns, we also are pleased to announce that the U.S. Environmental Protection Agency has named MPC a 2018 Energy Star Partner of the Year for Energy Management, recognizing our leadership in energy efficiency. We are proud to manufacture, transport and market cost-efficient energy that makes millions of people’s lives better every day, never losing sight of our responsibility to operate safely and efficiently.”
MPC’s first-quarter 2018 income from operations was $440 million, an increase of $149 million over the first quarter of 2017. The year-over-year increase in first-quarter income from operations was partially offset by higher net interest and other financial costs, as well as the increased amount of net income allocated to noncontrolling interests in MPLX LP (NYSE: MPLX) resulting from the Feb. 1 dropdown and general partner/IDR exchange transactions. In addition, the effective tax rate for the quarter reflects deferred tax benefits of approximately $20 million, primarily resulting from effects of these strategic transactions.

The Refining and Marketing (R&M) segment reported a loss from operations of $133 million, compared with a loss from operations of $70 million in the first quarter of 2017, largely as a result of the February dropdown. This quarter, activities associated with these businesses reduced R&M segment income from operations by approximately $181 million and increased Midstream segment income from operations by a like amount. Excluding these effects, R&M results improved, driven by higher throughputs and lower direct operating costs from decreased turnaround activity, partially offset by lower product-price realizations.
MPC remains focused on realizing the substantial advantages of its flexible and integrated refining system and enhancing margins through further investments and process improvements. During the quarter, the Garyville refinery completed the final phase of its diesel maximization project. This investment further enhances MPC’s ability to benefit from the adoption of the International Maritime Organization’s (IMO) low-sulfur-fuels requirements, scheduled to take effect in 2020, by increasing ultra-low-sulfur-distillate production by 5,000 barrels per day.

The Midstream segment, which largely reflects MPLX, reported record income from operations of $567 million, up from $309 million in the first quarter last year, driven by a strong underlying base business and the February dropdown. The partnership continues to execute on its significant organic growth plan, commissioning three new processing plants during the quarter, further expanding the partnership's earnings base.

Speedway contributed $95 million in segment income from operations, compared with $135 million in the same quarter last year. Results were affected by increased operating expenses, accelerated depreciation arising from technology investments, and adverse weather. In April, consistent with its growth strategy, Speedway announced its agreement to purchase 78 store locations in Syracuse, Rochester and Buffalo, New York. These stores will enhance the existing network and expand Speedway’s brand presence in key growth markets.
During the quarter, MPC returned $1.55 billion to MPC shareholders, including $1.33 billion in share repurchases funded primarily by after-tax cash proceeds from the February dropdown.
“Looking forward, we are very optimistic about the opportunities for our business," Heminger said. "The solid demand backdrop, favorable crude differentials, and changing dynamics of the low-sulfur-fuel market all set the stage to create meaningful benefits across MPC’s integrated and diversified business model.

“Additionally, this morning we were excited to announce that MPC entered into a definitive merger agreement to acquire Andeavor (NYSE: ANDV). This transaction combines two strong, complementary companies to create a leading U.S. refining, marketing, and midstream company, building a platform that is well-positioned for long-term growth and shareholder value creation."

MPC and Andeavor will hold a conference call and webcast today at 8:30 a.m. to discuss the transaction and related materials can be found on our website.

Segment Results

Income from operations was $440 million in the first quarter of 2018, compared with $291 million in the first quarter of 2017.

	Three Months Ended March 31
(In millions)	2018	2017
Income (Loss) from Operations by Segment
Refining & Marketing	$(133)	$(70)
Speedway	95	135
Midstream	567	309
Items not allocated to segments:
Corporate and other unallocated items(a)	(88)	(83)
Pension settlement expenses	(1)	—
Income from operations(a)	$440	$291

(a)
We adopted Accounting Standards Update 2017-07, Retirement Benefits Presentation of Pension and Postretirement Cost, as of Jan. 1, 2018, and applied the standard retrospectively. As a result, we reclassified prior period amounts from Selling, general and administrative expenses to Net interest and other financial costs to conform to current period presentation.

Refining & Marketing
Refining & Marketing (R&M) segment loss from operations was $133 million in the first quarter of 2018, compared with a loss from operations of $70 million in the same quarter of 2017. The decrease in segment results was primarily due to the Feb. 1, 2018, dropdown of refining logistics assets and fuels distribution services to MPLX. These businesses were reported in the Midstream segment prospectively from Feb. 1, resulting in a net reduction of $181 million to R&M segment results and a net increase to Midstream segment results of the same amount. Prior period segment results do not reflect these new businesses.
The change in segment results also reflects the benefits of increased refinery throughputs, lower direct operating costs and the retroactive enactment of a biodiesel blending tax credit for 2017, offset by lower product price realizations as compared with spot market reference prices. Refinery throughputs totaled 1.9 million barrels per day in first quarter 2018, an increase of almost 12 percent from the first quarter of 2017. The U.S. Gulf Coast (USGC) and Chicago LLS blended 6-3-2-1 crack spread was $7.70 per barrel in the first quarter of 2018 as compared to $7.72 per barrel in the first quarter of 2017.

Speedway
Speedway segment income from operations was $95 million in the first quarter of 2018, compared with $135 million in the first quarter of 2017. Speedway’s light product margin was 15.61 cents per gallon in the first quarter of 2018 compared with 15.66 cents per gallon in the first quarter of 2017. The decrease in segment results was primarily due to higher operating expense, largely related to labor costs, and accelerated depreciation. The accelerated depreciation resulted from Speedway’s upgrade of dispenser technology to provide marketing earnings enhancements and strengthen customer bank card security in advance of the required timeframe. In addition, during the quarter, multiple storms in the Northeast and Midwest markets resulted in reduced traffic at Speedway stores.

Midstream
Midstream segment income from operations, which primarily reflects the results of MPLX, was $567 million in the first quarter of 2018, compared with $309 million for the first quarter of 2017. The increase was primarily due to the Feb. 1 dropdown of refining logistics assets and fuels distribution services to MPLX. Additionally, the Midstream segment benefited from higher gathered, processed and fractionated volumes resulting from new processing facilities.

Items Not Allocated to Segments
Corporate and other unallocated expenses were $88 million in the first quarter of 2018, compared with $83 million in the first quarter of 2017.

Strong Financial Position and Liquidity

On March 31, 2018, the company had $4.7 billion of cash and cash equivalents, excluding MPLX’s cash and cash equivalents of $2 million; $2.5 billion available under a revolving credit agreement; $1 billion available under a 364-day bank revolving credit facility; and full availability under its $750 million trade receivables securitization facility. During the quarter, the company completed the redemption of all of the $600 million outstanding aggregate principal amount of its 2.700% senior notes due in December 2018. The company’s liquidity should provide it with sufficient flexibility to meet its day-to-day operational needs and continue its balanced approach to investing in the business and returning capital to shareholders while maintaining an investment-grade credit profile.

Conference Call

MPC’s previously announced first-quarter 2018 earnings conference call and webcast, which had been scheduled for Tuesday, May 1, has been cancelled. MPC and Andeavor will hold a conference call and webcast at 8:30 a.m. EDT today to discuss the transaction. Interested parties may listen to the conference call by dialing (888) 989-4720 (confirmation number 4852094) or by visiting MPC’s website at http://www.marathonpetroleum.com and clicking on the “Marathon Petroleum Corp. and Andeavor Strategic Combination” link. Replays of the conference call will be available on both companies' websites through Tuesday, May 15. MPC management will be available to answer questions about the earnings release at the end of today’s conference call. Financial information, including the earnings release and other investor-

related material, also will be available online prior to the conference call and webcast at http://ir.marathonpetroleum.com in the Quarterly Investor Packet and Earnings Capsule.

###

About Marathon Petroleum Corporation

MPC is the nation’s second-largest refiner, with a crude oil refining capacity of approximately 1.9 million barrels per calendar day in its six-refinery system. Marathon brand gasoline is sold through approximately 5,600 independently owned retail outlets across 20 states and the District of Columbia. In addition, Speedway LLC, an MPC subsidiary, owns and operates the nation’s second-largest convenience store chain, with approximately 2,740 convenience stores in 21 states. MPC owns, leases or has ownership interests in approximately 10,800 miles of crude oil and light product pipelines. Through subsidiaries, MPC owns the general partner of MPLX LP, a midstream master limited partnership. Through MPLX, MPC has ownership interests in gathering and processing facilities with approximately 5.9 billion cubic feet per day of gathering capacity, 8.4 billion cubic feet per day of natural gas processing capacity and 610,000 barrels per day of fractionation capacity. MPC’s fully integrated system provides operational flexibility to move crude oil, NGLs, feedstocks and petroleum-related products efficiently through the company’s distribution network and midstream service businesses in the Midwest, Northeast, East Coast, Southeast and Gulf Coast regions.

Investor Relations Contacts:
Kristina Kazarian (419) 421-2071
Denice Myers (419) 421-2965
Doug Wendt (419) 421-2423

Media Contacts:
Chuck Rice (419) 421-2521
Katie Merx (419) 672-5159

References to Earnings
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (“MPC“). These forward-looking statements relate to, among other things, the proposed transaction between MPC and Andeavor (“ANDV”) and include expectations, estimates and projections concerning the business and operations, strategic initiatives and value creation plans of MPC. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include: the ability to complete the proposed transaction between MPC and ANDV on anticipated terms and timetable; the ability to obtain approval by the shareholders of ANDV and MPC related to the proposed transaction and the ability to satisfy various other conditions to the closing of the transaction contemplated by the merger agreement; the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule, and any conditions imposed on the combined entity in connection with consummation of the proposed transaction; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of ANDV; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; MPC’s share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan and to effect any share repurchases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and ANDV’s respective Annual Reports on Form 10-K for the year ended Dec. 31, 2017, filed with Securities and Exchange Commission (SEC).  We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our respective management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements.  We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

Additional Information and Where to Find It
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final joint proxy statement/prospectus will be mailed to stockholders of Marathon Petroleum Corporation (“MPC”) and Andeavor (“ANDV”). Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from MPC at its website, www.marathonpetroleum.com, or by contacting MPC’s Investor

Relations at (419) 421-2414, or from ANDV at its website, www.andeavor.com, or by contacting ANDV’s Investor Relations at (210) 626-4757.

Participants in Solicitation
MPC and ANDV and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning MPC’s participants is set forth in the proxy statement, filed March 15, 2018, for MPC’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning ANDV’s participants is set forth in the proxy statement, filed March 15, 2018, for ANDV’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31
(In millions, except per-share data)	2018	2017
Revenues and other income:
Sales and other operating revenues(a)	$18,694	$16,134
Sales to related parties	172	154
Income from equity method investments	86	57
Net gain on disposal of assets	2	5
Other income	30	43
Total revenues and other income	18,984	16,393
Costs and expenses:
Cost of revenues (excludes items below)(a)	17,370	14,946
Purchases from related parties	141	122
Depreciation and amortization	528	536
Selling, general and administrative expenses(b)	402	390
Other taxes	103	108
Total costs and expenses	18,544	16,102
Income from operations(b)	440	291
Net interest and other financial costs(b)	183	149
Income before income taxes	257	142
Provision for income taxes	22	41
Net income	235	101
Less net income attributable to:
Redeemable noncontrolling interest	16	16
Noncontrolling interests	182	55
Net income attributable to MPC	$37	$30

Per-share data
Basic:
Net income attributable to MPC per share	$0.08	$0.06
Weighted average shares:	476	525
Diluted:
Net income attributable to MPC per share	$0.08	$0.06
Weighted average shares:	480	530
Dividends paid	$0.46	$0.36

(a)
We adopted Accounting Standards Update 2014-09, Revenue - Revenue from contracts with customers, as of Jan. 1, 2018, and elected to report certain taxes on a net basis. We applied the standard using the modified retrospective method and, therefore, comparative information continues to reflect certain taxes on a gross basis.

(b)
We adopted Accounting Standards Update 2017-07, Retirement Benefits Presentation of Pension and Postretirement Cost, as of Jan. 1, 2018, and applied the standard retrospectively. As a result, we reclassified prior period amounts from Selling, general and administrative expenses to Net interest and other financial costs to conform to current period presentation.

Supplemental Statistics (Unaudited)

	Three Months Ended March 31
(In millions)	2018	2017
Income (Loss) from Operations by Segment
Refining & Marketing(a)	$(133)	$(70)
Speedway	95	135
Midstream(a)	567	309
Items not allocated to segments:
Corporate and other unallocated items(b)	(88)	(83)
Pension settlement expenses	(1)	—
Income from operations(b)	440	291
Net interest and other financial costs(b)	183	149
Income before income taxes	257	142
Provision for income taxes	22	41
Net income	235	101
Less net income attributable to:
Redeemable noncontrolling interest	16	16
Noncontrolling interests	182	55
Net income attributable to MPC	$37	$30

Capital Expenditures and Investments
Refining & Marketing	$191	$192
Speedway	39	35
Midstream(c)	482	1,070
Corporate and Other(d)	36	28
Total	$748	$1,325

(a)
On Feb. 1, 2018, we contributed certain refining logistics assets and fuels distribution services to MPLX. The results of these new businesses are reported in the Midstream segment prospectively from Feb. 1, resulting in a net increase of $181 million to Midstream segment results and a net decrease to Refining & Marketing segment results of the same amount in the first quarter of 2018. No effect was given to prior periods as these entities were not considered businesses prior to Feb. 1, 2018.

(b)
We adopted Accounting Standards Update 2017-07, Retirement Benefits Presentation of Pension and Postretirement Cost, as of Jan. 1, 2018, and applied the standard retrospectively. As a result, we reclassified prior period amounts from Selling, general and administrative expenses to Net interest and other financial costs to conform to current period presentation.

(c)	Includes $220 million for the acquisition of the Ozark pipeline and an investment of $500 million in MarEn Bakken related to the Bakken Pipeline system in the three months ended March 31, 2017.

(d)	Includes capitalized interest of $18 million and $12 million, respectively.

Supplementary Statistics (Unaudited) (continued)

	Three Months Ended March 31
	2018	2017
MPC Consolidated Refined Product Sales Volumes (thousands of barrels per day (mbpd)(a)	2,275	2,085
Refining & Marketing (R&M) Operating Statistics
R&M refined product sales volume (mbpd)(b)	2,261	2,070
R&M margin (dollars per barrel)(c)	$10.58	$11.65
Crude oil capacity utilization (percent)(d)	93	83
Refinery throughputs (mbpd):(e)
Crude oil refined	1,745	1,511
Other charge and blendstocks	160	197
Total	1,905	1,708
Sour crude oil throughput (percent)	52	67
WTI-priced crude oil throughput (percent)	26	15
Refined product yields (mbpd):(e)
Gasoline	917	867
Distillates	609	544
Propane	31	28
Feedstocks and special products	287	224
Heavy fuel oil	34	29
Asphalt	58	56
Total	1,936	1,748
Refinery direct operating costs ($/barrel):(f)
Planned turnaround and major maintenance	$2.22	$3.10
Depreciation and amortization	1.37	1.63
Other manufacturing(g)	4.09	4.72
Total	$7.68	$9.45
R&M Operating Statistics by Region - Gulf Coast
Refinery throughputs (mbpd):(h)
Crude oil refined	1,056	850
Other charge and blendstocks	167	222
Total	1,223	1,072
Sour crude oil throughput (percent)	60	84
WTI-priced crude oil throughput (percent)	13	4
Refined product yields (mbpd):(h)
Gasoline	534	499
Distillates	360	309
Propane	19	21
Feedstocks and special products	298	243
Heavy fuel oil	23	18
Asphalt	17	14
Total	1,251	1,104
Refinery direct operating costs ($/barrel):(f)
Planned turnaround and major maintenance	$2.87	$4.31
Depreciation and amortization	1.09	1.35
Other manufacturing(g)	3.91	4.62
Total	$7.87	$10.28

Supplementary Statistics (Unaudited) (continued)

	Three Months Ended March 31
	2018	2017
R&M Operating Statistics by Region - Midwest
Refinery throughputs (mbpd):(h)
Crude oil refined	689	661
Other charge and blendstocks	35	30
Total	724	691
Sour crude oil throughput (percent)	38	45
WTI-priced crude oil throughput (percent)	47	29
Refined product yields (mbpd):(h)
Gasoline	383	368
Distillates	249	235
Propane	12	8
Feedstocks and special products	31	35
Heavy fuel oil	11	11
Asphalt	41	42
Total	727	699
Refinery direct operating costs ($/barrel):(f)
Planned turnaround and major maintenance	$0.99	$0.98
Depreciation and amortization	1.77	1.93
Other manufacturing(g)	4.16	4.50
Total	$6.92	$7.41
Speedway Operating Statistics
Convenience stores at period-end	2,742	2,731
Gasoline and distillate sales (millions of gallons)	1,393	1,393
Gasoline and distillate margin (dollars per gallon)(i)	$0.1561	$0.1566
Merchandise sales (in millions)	$1,129	$1,127
Merchandise margin (in millions)	$319	$320
Merchandise margin percent	28.3%	28.4%
Same store gasoline sales volume (period over period)	(1.5)%	(1.0)%
Same store merchandise sales (period over period)(j)	2.3%	2.1%
Midstream Operating Statistics
Crude oil and refined product pipeline throughputs (mbpd)(k)	3,459	2,888
Terminal throughput (mbpd)	1,445	1,424
Gathering system throughput (million cubic feet per day)(l)	4,171	3,184
Natural gas processed (million cubic feet per day)(l)	6,629	6,132
C2 (ethane) + NGLs fractionated (mbpd)(l)	423	367

(a)	Total average daily volumes of refined product sales to wholesale, branded and retail customers.

(b)	Includes intersegment sales.

(c)	Sales revenue less cost of refinery inputs and purchased products, divided by total refinery throughputs.

(d)	Based on calendar-day capacity, which is an annual average that includes down time for planned maintenance and other normal operating activities.

(e)	Excludes inter-refinery volumes of 42 mbpd and 55 mbpd for the first quarter of 2018 and 2017, respectively.

(f)
Per barrel of total refinery throughputs. Effective with the Feb. 1, 2018, dropdown, direct operating costs related to certain refining logistics assets are now reported in the Midstream segment. Comparative information has not been adjusted.

(g)	Includes utilities, labor, routine maintenance and other operating costs.

(h)	Includes inter-refinery transfer volumes.

(i)	The price paid by consumers less the cost of refined products, including transportation, consumer excise taxes and bank card processing fees, divided by gasoline and distillate sales volumes.

(j)	Excludes cigarettes.

(k)	Includes common-carrier pipelines and private pipelines owned or operated by MPLX, excluding equity method investments.

(l)	Includes amounts related to unconsolidated equity method investments on a 100% basis.

Segment Earnings Before Interest, Taxes, Depreciation & Amortization (Segment EBITDA) (Unaudited)

	Three Months Ended March 31
(In millions)	2018	2017
Segment EBITDA(a)
Refining & Marketing(b)	$119	$197
Speedway	174	199
Midstream(b)	748	500
Total Segment EBITDA(a)	1,041	896
Total segment depreciation & amortization	(512)	(522)
Items not allocated to segments	(89)	(83)
Income from operations	440	291
Net interest and other financial costs	183	149
Income before income taxes	257	142
Income tax provision	22	41
Net income	235	101
Less net income attributable to:
Redeemable noncontrolling interest	16	16
Noncontrolling interests	182	55
Net income attributable to MPC	$37	$30

(a)
Segment EBITDA represents segment earnings before interest and financing costs, interest income, income taxes and depreciation and amortization expense. Segment EBITDA is used by some investors and analysts to analyze and compare companies on the basis of operating performance. Segment EBITDA should not be considered as an alternative to net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. Segment EBITDA may not be comparable to similarly titled measures used by other entities.

(b)
On Feb. 1, 2018, we contributed certain refining logistics assets and fuels distribution services to MPLX. The results of these new businesses are reported in the Midstream segment prospectively from Feb. 1, resulting in a net increase of $181 million to Midstream segment results and a net decrease to Refining & Marketing segment results of the same amount in the first quarter of 2018. No effect was given to prior periods as these entities were not considered businesses prior to Feb. 1, 2018.

Select Financial Data (Unaudited)

(In millions)	March 31 2018	December 31 2017
Cash and cash equivalents	$4,653	$3,011
MPLX debt	11,862	6,946
Total consolidated debt	17,258	12,946
Redeemable noncontrolling interest	1,000	1,000
Equity	18,863	20,828
Debt-to-total-capital ratio (percent)	46	37
Shares outstanding	467	486

Net cash provided by (used in) operations (quarter ended)	$(137)	$2,745

Reconciliation of Refining & Marketing Margin to Refining & Marketing Income (Loss) from Operations

	Three Months Ended March 31
(In millions)	2018	2017
Refining & Marketing loss from operations	$(133)	$(70)
Plus (Less):
Refinery direct operating costs(a)	1,081	1,202
Refinery depreciation and amortization	236	251
Other:
Operating expenses(a)(b)	722	456
Segment (income) expense, net(a)	(108)	(64)
Depreciation and amortization	16	16
Refining & Marketing margin(c)	$1,814	$1,791

(a)	Excludes depreciation and amortization.

(b)	Includes fees paid to MPLX for various midstream services.

(c)
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products, excluding any LCM inventory market adjustment. We believe this non-GAAP financial measure is useful to investors and analysts to assess our ongoing financial performance because, when reconciled to its most comparable GAAP measure, it provides improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. This measure should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Speedway Total Margin to Speedway Income from Operations

	Three Months Ended March 31
(in millions)	2018	2017
Speedway income from operations	$95	$135
Plus (Less):
Operating, selling, general and administrative expenses	384	366
Depreciation and amortization	79	64
Income from equity method investments	(14)	(13)
Net gain on disposal of assets	—	(4)
Other income	(1)	(3)
Speedway total margin	$543	$545

Speedway total margin:(a)
Gasoline and distillate margin	$217	$218
Merchandise margin	319	320
Other margin	7	7
Speedway total margin	$543	$545

(a)
Speedway gasoline and distillate margin is defined as the price paid by consumers less the cost of refined products, including transportation, consumer excise taxes and bank card processing fees and excluding any LCM inventory market adjustment. Speedway merchandise margin is defined as the price paid by consumers less the cost of merchandise. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to the most comparable GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.